Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ingram Micro Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(a)	21,390,000	$23.00	$491,970,000(2)	0.00015310	$75,320.61

Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	—		$100,000,000(3)	0.00014760	$14,760.00

	Total Offering Amounts					$491,970,000		$75,320.61

	Total Fees Previously Paid							$14,760.00

	Total Fee Offsets							—

	Net Fee Due							$60,560.61

(1)	Includes the additional shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.